Exhibit 1.1

MARSHALL & ILSLEY CORPORATION

M&I CAPITAL TRUST B

14,600,000 Common SPACES

Underwriting Agreement

July 26, 2004

Goldman, Sachs & Co.,

J.P. Morgan Securities Inc.

  As representatives of the several Underwriters

  named in Schedule I hereto,

c/o Goldman, Sachs & Co.,

85 Broad Street,

New York, New York 10004

Ladies and Gentlemen:

Marshall & Ilsley Corporation, a Wisconsin corporation (the “Company”), and M&I Capital Trust B, a Delaware statutory business trust (the “Trust” and together with the Company, the “M&I Parties”) propose, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 14,600,000 Common SPACES (the “Firm Securities”) and, at the election of the Underwriters, up to an aggregate of 1,400,000 Common SPACES (the “Optional Securities”) (the Firm Securities and the Optional Securities which the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Securities”). Each Common SPACES will have a stated amount of $25 and initially will consist of (a) a stock purchase contract (the “Purchase Contract”) under which (i) the holder will agree to purchase from the Company on a date determined in or pursuant to the Purchase Contract Agreement (as defined below) for $25 a number of shares of common stock of the Company, par value $1.00 (the “Common Stock”) determined by the Settlement Rate (as defined in the Purchase Contract Agreement) and (ii) the Company will make quarterly payments to the holder at the annual rate of 2.6% of the stated amount, subject to the Company’s right to defer payments and (b) a 2.5% interest in $1,000 liquidation amount of preferred units of beneficial interest (the “STACKS”) issued by the Trust, which initially pays distributions to the holders thereof at a rate of 3.9% per annum, subject to the remarketing and reset provisions described in the Prospectus (as defined below). Certain payments on the STACKS will be guaranteed by the Company (the “Guarantee”) on a junior subordinated basis.

The Trust will pay the cash proceeds received from the sale of such STACKS to the Company and issue to the Company common units of beneficial interest in an aggregate notional amount of $1,000 (the “Trust Common Security”), representing undivided beneficial ownership interests in the assets of the Trust. The Company will issue to the Trust junior subordinated debt securities (the “Debt Securities”) with an aggregate principal amount equal to the sum of (1) the aggregate liquidation amount of the STACKS and (2) the aggregate notional amount of the Trust Common Securities.

The “Component Securities” means, collectively, the STACKS, the Purchase Contracts, the Trust Common Securities, the Debt Securities, the Guarantee, and the Common Stock.

The STACKS and the Trust Common Securities will be issued pursuant to an Amended and Restated Trust Agreement, to be dated as of the Closing Date (as defined below) (the “Trust Agreement”) between the Company, as sponsor and depositor; BNY Midwest Trust Company (the “Property Trustee”), as Property Trustee; The Bank of New York (Delaware) (the “Delaware Trustee”), a Delaware Trustee; the administrative trustees therein named (the “Administrative Trustees” and together with the Property Trustee and the Delaware Trustee, the “STACKS Trustees”) and the holders of the STACKS.

The Debt Securities will be issued pursuant to the Indenture, dated as of June 1, 2004, (the “Junior Subordinated Indenture”), between the Company and BNY Midwest Trust Company (the “Trustee”), as shall be supplemented on the Closing Date by a supplemental indenture (the “Supplemental Indenture,” and the Junior Subordinated Indenture as so supplemented being referred to as the “Indenture”).

The Guarantee will be issued pursuant to a Guarantee Agreement, between the Company and BNY Midwest Trust Company, as Guarantee Trustee, to be dated the Closing Date (the “Guarantee Agreement”).

The Purchase Contracts will be issued pursuant to a Purchase Contract Agreement, to be dated the Closing Date (the “Purchase Contract Agreement”) between the Company and BNY Midwest Trust Company, as Purchase Contract agent (the “Purchase Contract Agent”). Under the Purchase Contract Agreement, the Collateral (as defined in the Pledge Agreement) will be pledged by the Purchase Contract Agent, on behalf of the holders of the Securities, to JPMorgan Chase Bank (the “Collateral Agent”), as collateral agent, pursuant to the Pledge Agreement, to be dated the Closing Date (the “Pledge Agreement”), between the Purchase Contract Agent, the Collateral Agent and the Company, to secure the holders’ obligations to purchase Common Stock under the Purchase Contracts. The rights and obligations of a holder of Securities in respect of the STACKS, subject to the pledge thereof, and Purchase Contracts will be evidenced by security certificates (the “Security Certificates”) to be issued pursuant to the Purchase Contract Agreement.

The “Transaction Documents” means, collectively, this Agreement, the Trust Agreement, the Indenture, the Guarantee Agreement, the Purchase Contract Agreement, the Pledge Agreement, the Security Certificates and any other certificate, document or instrument representing any Component Security.

1. The M&I Parties jointly and severally represent and warrant to, and agree with, each of the Underwriters that:

(a) A registration statement on Form S-3 (File No. 333-116138) (the “Initial Registration Statement”) in respect of certain Component Securities and units comprised thereof has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus relating to the Securities included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto but excluding Form T-1 and including (i) the information contained in the form of final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective and (ii) the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; and such final prospectus relating to the Securities, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement but does not include any other reports or proxy statements filed pursuant to the Exchange Act;

(b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as

amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

(c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

(d) The consolidated financial statements and other financial information of the Company and its consolidated subsidiaries included or incorporated by reference in the Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated therein and the consolidated results of their operations for the periods specified therein; and except as stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

(f) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or except as would not be reasonably likely to have a material adverse effect on the general affairs, management, financial position, shareholders’ equity or results of operations on the Company or its subsidiaries, taken as a whole (a “Material Adverse Effect”);

(g) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any changes in the capital stock or increases in long-term borrowings of the Company or any of its subsidiaries (other than (i) with respect to capital stock, shares issued since June 30, 2004 under the Company’s existing stock option and restricted stock plan, existing employee stock purchase plan, dividend reinvestment plan and retirement plan and (ii) with respect to long term borrowings, (x) Federal Home Loan Bank borrowings made since June 30, 2004 made in the ordinary course of business, (y) the issuances of long-term debt under the Company’s existing medium term notes or bank notes programs; and (z) other immaterial borrowings in the ordinary course of business of the type classified as “other long term borrowings” on the Company’s balance sheet, which borrowings or issuances under clauses (x), (y) and (z) in the aggregate do not exceed $200,000,000) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, in each case, otherwise than as set forth or contemplated in the Prospectus;

(h) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as would not be reasonably likely to have a Material Adverse Effect and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not be reasonably likely to have a Material Adverse Effect;

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Wisconsin, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and, except as would not be reasonably likely to have a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification; each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-01(w) of Regulation S-X under the Securities Act (a “Significant Subsidiary”) has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization;

(j) The Trust has been duly created as a statutory trust and is validly existing in good standing under the laws of Delaware. The Trust is and will be classified as a grantor trust and will not be classified as an association taxable as a corporation for United States federal income tax purposes; the Trust has the power and authority necessary to own or hold its properties, to enter into and perform its obligations under the Transaction Documents to which it is a party and to conduct the businesses in which it is engaged, as described in the Prospectus; and the Trust is not a party to or otherwise bound by any agreement other than the Transaction Documents;

(k) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable (except to the extent provided in Section 180.0622 (2)(b) of the Wisconsin Business Corporation Act and judicial interpretation thereof (the “Wisconsin Law Exception”)); and all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable (except, with respect to M&I Marshall & Ilsley Bank (“M&I Bank”), to the extent provided in Section 220.07 of the Wisconsin Statutes) and, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(l) This Agreement has been duly authorized, executed and delivered by each of the M&I Parties;

(m) The Securities have been duly authorized by the M&I Parties; and when executed and delivered by the Company, will constitute the valid and binding obligations of the M&I Parties, enforceable against each of the M&I Parties in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) (the “Bankruptcy Exceptions”), and will conform in all material respects to the description thereof in the Prospectus; the Company has applied to list the Securities on the New York Stock Exchange; and the issuance of the Securities will not be subject to preemptive or other similar rights;

(n) The Trust Agreement has been duly authorized by the Company and, at the Time of Delivery, will have been duly executed and delivered by the Company, as sponsor and depositor, and, assuming due authorization, execution and delivery of the Trust Agreement by the STACKS Trustees, the Trust Agreement will, at the Time of Delivery, be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, and will conform in all material respects to the description thereof in the Prospectus; and, at the Time of Delivery, the Trust Agreement will have been duly qualified under the Trust Indenture Act;

(o) At the Time of Delivery, the Trust Common Securities will have been duly authorized by the Trust and, when issued and delivered by the Trust to the Company against payment therefor as described herein, will be validly issued and (subject to the terms of the Trust Agreement) fully paid undivided beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Trust Common Securities is not subject to preemptive or other similar rights; and at the Time of Delivery all of the issued and outstanding Trust Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

(p) At the Time of Delivery, the STACKS will have been duly authorized by the Trust and, when issued and delivered against payment of the consideration described in this Agreement, will be validly issued and (subject to the terms of the Trust Agreement) fully paid and non-assessable undivided beneficial interests in the assets of the Trust, will be entitled to the benefits of the Trust Agreement and will conform in all material respects to the description thereof contained in the Prospectus; the issuance of the STACKS is not subject to preemptive or other similar rights; and (subject to the terms of the Trust Agreement) holders of STACKS will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit;

(q) Each of the Administrative Trustees of the Trust is an employee or officer of, or affiliated with, the Company; at the Time of Delivery, the Trust Agreement will have been duly executed and delivered by the Administrative Trustees and will be a valid and binding obligation of each Administrative Trustee, enforceable against such Administrative Trustee in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions;

(r) The Junior Subordinated Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; and the Indenture conforms in all material respects to the description thereof contained in the Prospectus;

(s) The Supplemental Indenture has been duly authorized by the Company and, at the Time of Delivery, will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of the Supplemental Indenture by the Trustee, the Indenture will, at the Time of Delivery, be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, and will conform in all material respects to the description thereof in the Prospectus;

(t) The Debt Securities have been duly authorized by the Company and, at the Time of Delivery, will have been duly executed and delivered by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment therefor as provided in this Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions, and will be in the form contemplated by, and entitled to the benefits of, the Indenture; and the Debt Securities will conform in all material respects to the description thereof contained in the Prospectus;

(u) The Guarantee Agreement has been duly authorized by the Company and, at the Time of Delivery, will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Guarantee Trustee, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; the Guarantee Agreement will conform in all material respects to the description thereof in the Prospectus; and, at the Time of Delivery, the Guarantee Agreement will have been duly qualified under the Trust Indenture Act;

(v) The Common Stock to be issued and sold by the Company pursuant to the Purchase Contract Agreement has been duly authorized and reserved for issuance by the Company under the Purchase Contracts and, when issued and delivered in accordance with the provisions of the Purchase Contract Agreement, will be validly issued, fully paid and non-assessable (except to the extent provided in the Wisconsin Law Exception); and the issuance of the Common Stock is not and will not be subject to preemptive or other similar rights; and such Common Stock will conform in all material respects to the description thereof contained in the Prospectus;

(w) The Pledge Agreement has been duly authorized by the Company and, at the Time of Delivery, will be validly executed and delivered by the Company and assuming due authorization, execution and delivery of the Pledge Agreement by the other parties thereto, the Pledge Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions; and the Pledge Agreement will conform in all material respects to the description thereof contained in the Prospectus;

(x) The Purchase Contract Agreement has been duly authorized by the Company and, at the Time of Delivery, will be validly executed and delivered by the Company and assuming due authorization, execution and delivery of the Purchase Contract Agreement by the other parties thereto, the Purchase Contract Agreement will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions; and the Purchase Contract Agreement will conform in all material respects to the description thereof contained in the Prospectus;

(y) The provisions of the Pledge Agreement are effective to create in favor of the Collateral Agent for the benefit of the Company a valid security interest under the Uniform Commercial Code as in effect in the State of New York on the date hereof (the “UCC”) in all “security entitlements” (as defined in Section 8-102(a)(17) of the UCC and the Federal Book-Entry Regulations) now or hereafter carried in to the STACKS, or treasury securities substituted therefor in the case of Stripped Units (as defined in the Purchase Contract Agreement) (the “Pledged Securities Entitlements”); and the provisions of the Pledge Agreement are effective under the UCC and the Federal Book-Entry Regulations to perfect the security interest of the Collateral Agent for the benefit of the Company in the Pledged Security Entitlements;

(z) The Company is a bank holding company registered under the Bank Holding Company Act of 1956, as amended; the Company and each of its subsidiaries have conducted their businesses and are in compliance in all material respects with all applicable federal, state and foreign laws, regulations and applicable stock exchange requirements, including, without limitation, all laws and regulations restricting activities of bank holding companies and banking organizations, except for any noncompliance which would not be reasonably likely to have a Material Adverse Effect;

(aa) The issue and sale of the Securities, including all Component Securities, and the compliance by the M&I Parties with all of the provisions of the Transaction Documents and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities, including all Component Securities, or the consummation by the M&I Parties of the transactions contemplated by the Transaction Documents, except for the registration under the Act of the Securities and certain Component Securities, the qualification of the Guarantee Agreement and the Trust Agreement under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

(bb) Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws or, except as would not be reasonably likely to have a Material Adverse Effect, in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(cc) The statements set forth in the Prospectus under the captions “Description of Securities” (including the descriptions of the Purchase Contracts, the STACKS and the Debt Securities therein contained), “Description of Common Stock”, “Certain United States Federal Income Tax Consequences” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(dd) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which individually or in the aggregate is reasonably likely to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(ee) None of the M&I Parties is and, after giving effect to the offering and sale of the Securities, will be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(ff) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

2. Subject to the terms and conditions herein set forth, (a) the M&I Parties agree to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the M&I Parties, the Firm Securities at the purchase price of $24.3125 per Common SPACES, the number of Common SPACES set forth opposite the name of such Underwriter in Schedule 1 hereto, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Common SPACES as Optional Securities as provided below, the M&I Parties agree to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the M&I Parties, at the same purchase price set forth in clause (a) of this Section 2, that portion of the number of the Common SPACES as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractions of $1,000) determined by multiplying such aggregate principal amount of Common SPACES by a fraction, the numerator of which is the maximum number of Common SPACES which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule 1 hereto and the denominator of which is the maximum number of Common SPACES which all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 1,400,000 Common SPACES as Optional Securities, at the purchase price set forth in clause (a) of the first paragraph of this Section 2, for the sole purpose of covering sales of Securities sold in the initial offering of Securities, at the initial offering price, in excess of the number of Firm Securities. Any such election to purchase Optional Securities may be exercised by written notice from you to the Company, given within a period of 13 calendar days after the First Time of Delivery, setting forth the aggregate number of Common SPACES to be purchased and the date on which such Common SPACES are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section (4) hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on July 29, 2004 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters’ election to purchase such Optional Securities, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery” and the date of the First Time of Delivery shall be referred to as the “Closing Date,” such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 7(m) hereof, will be delivered at the offices of Mayer, Brown, Rowe & Maw LLP, 190 S. LaSalle St., Chicago, IL 60603 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 4 p.m., New York City time, on the New York Business

Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The M&I Parties agree with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement (other than prospectus supplements not related to the offer and sale of the Securities) to the Registration Statement or Prospectus, for so long as the delivery of a prospectus is required in connection with the offer or sale of the Securities, which shall be disapproved by you promptly after reasonable notice thereof; for so long as the delivery of a prospectus is required in connection with the offer or sale of the Securities, to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Securities or any Component Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or, for so long as the delivery of a prospectus is required in connection with the offer or sale of the Securities, of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities and any Component Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities or such Component Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Prior to 10:00 a.m., New York City time, on the second New York Business Day after the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the

Securities or any Component Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Securities or any Component Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder any securities of the Company that are substantially similar to the Securities, STACKS or the Common Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock, STACKS or any such substantially similar securities (other than (i) pursuant to the Dividend Reinvestment and Cash Investment Plan; (ii) pursuant to employee or director benefit plans, existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement or (iii) securities that may be issued in connection with the acquisition of a business or other entity by the Company or any of its subsidiaries; provided that the aggregate number of shares of Common Stock offered, sold, contracted to sell or otherwise disposed of pursuant to this clause (iii) does not exceed, when calculated on a fully diluted basis (assuming any securities convertible into Common Stock have been converted pursuant to the terms thereof), 10% of the total number of issued and outstanding shares of Common Stock as of June 30, 2004, calculated on a fully diluted basis, without your prior written consent;

(f) To furnish the holders of the Securities (or Component Securities held separately) as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement) consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, that the Company may satisfy its obligations under this Section 5(f) by timely filing its periodic reports under the Exchange Act on the Commission’s EDGAR system;

(g) During a period of three years from the effective date of the Registration Statement, to furnish to you, upon request, copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you as soon as they are available copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which the Securities or any class of securities of the Company is listed and which are made generally available to the Company’s shareholders; provided, that the Company may satisfy its obligations under this Section 5(g) by timely filing all materials required to be filed by it under the Exchange Act on the Commission’s EDGAR system or posting such information on the Company’s website;

(h) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds”;

(i) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(j) To reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Common Stock pursuant to the Purchase Contracts; and

(k) To use its best efforts to list on the New York Stock Exchange (the “Exchange”), subject to notice of issuance, the Securities and the shares of Common Stock pursuant to the Purchase Contracts.

6. The M&I Parties covenant and agree with the several Underwriters that the M&I Parties will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the M&I Parties’ counsel and accountants in connection with the registration of the Securities and any Component Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, the Blue Sky Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities and the Component Securities; (iii) all expenses in connection with the qualification of the Securities and any Component Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky surveys; (iv) any fees charged by securities rating services for rating the Securities or any Component Securities; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities or Compound Securities; (vi) the cost of preparing the Securities and the Component Securities; (vii) the

fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities and the Component Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

7. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the M&I Parties have elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Mayer, Brown, Rowe & Maw LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Godfrey & Kahn S.C., counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing (meaning it has filed its most recent annual report, paid any applicable state taxes and fees, and has not filed articles of dissolution) under the laws of the State of Wisconsin, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

(ii) The Company has an authorized capitalization as set forth in the Prospectus and all of the shares of capital stock of the Company issued on or after January 1, 1991 and still outstanding have been duly and validly authorized and are fully paid and non-assessable (except to the extent provided in the Wisconsin Law Exception);

(iii) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

(iv) Each Significant Subsidiary is validly existing in good standing under the laws of its jurisdiction of organization; all of the issued shares of capital stock of each Significant Subsidiary are owned of record directly or indirectly by the Company, free and clear of any perfected security interests and, to the knowledge of such counsel, any other liens, encumbrances, equities or claims; and all of the issued and outstanding Trust Common Securities of the Trust are owned of record by the Company, free and clear of any perfected security interests and, to the knowledge of such counsel, other liens, encumbrances, equities or claims;

(v) To the such counsel’s knowledge and other than as set forth in the Prospectus, (1) there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject, which, is reasonably expected to, individually or in the aggregate, have a Material Adverse Effect and (2) no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(vi) This Agreement has been duly authorized, executed and delivered by the Company; and this Agreement has been duly executed and delivered by the Administrative Trustee on behalf of the Trust;

(vii) The Securities have been duly authorized, executed and delivered by the Company; the Securities have been duly executed and delivered by the Administrative Trustee on behalf of the Trust; the Securities constitute the valid and binding obligations of the M&I Parties, enforceable against each of the M&I Parties in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions; the Securities conform in all material respects to the description thereof in the Prospectus; and the issuance of the Securities or any Component Securities is not subject to preemptive or other similar rights as a matter of Wisconsin law, the articles of incorporation of the Company or any of its subsidiaries, the by-laws of the Company, M&I Bank, Metavante Corporation, or to the knowledge of such counsel, any other subsidiary of the Company or any contract or agreement known by such counsel to which the Company or any of its subsidiaries is a party;

(viii) The Trust Agreement has been duly authorized, executed and delivered by the Company; the Trust Agreement conforms in all material respects to the description thereof in the Prospectus; and the Trust Agreement has been duly qualified under the Trust Indenture Act;

(ix) the STACKS conform in all material respects to the description thereof contained in the Prospectus;

(x) assuming that each of the Administrative Trustees is a Wisconsin resident who executed and delivered the Trust Agreement within the State of Wisconsin, the Trust Agreement has been duly executed and delivered by the Administrative Trustees;

(xi) The Indenture has been duly authorized, executed and delivered by the Company; the Indenture has been duly qualified under the Trust Indenture Act; the Indenture constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; and the Indenture conforms in all material respects to the description thereof contained in the Prospectus;

(xii) The Debt Securities have been duly authorized, executed and delivered by the Company; the Debt Securities constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions, the Debt Securities are in the form contemplated by, and are entitled to the benefits of, the Indenture; and the Debt Securities conform in all material respects to the description thereof contained in the Prospectus;

(xiii) The Guarantee Agreement has been duly authorized, executed and delivered by the Company; the Guarantee Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; the Guarantee Agreement has been duly qualified under the Trust Indenture Act; and the Guarantee Agreement conforms in all material respects to the description thereof in the Prospectus;

(xiv) The Common Stock to be issued and sold by the Company under the Purchase Contracts pursuant to the Purchase Contract Agreement has been duly authorized for issuance by the Company and, when issued and delivered in accordance with the provisions of the Purchase Contract Agreement, will be validly issued and fully paid and non-assessable (except to the extent provided in the Wisconsin Law Exception); and the issuance of the Common Stock is not subject to preemptive or other similar rights under the Wisconsin Business Corporation Law, the articles of incorporation or bylaws of the Company or any contract or agreement known by such counsel to which the Company or any of its subsidiaries is a party; and the Common Stock to be issued in satisfaction of the Purchase Contracts conforms in all material respects to the description thereof contained in the Prospectus;

(xv) The Pledge Agreement has been duly authorized, executed and delivered by the Company; the Pledge Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions; and the Pledge Agreement conforms in all material respects to the description thereof contained in the Prospectus;

(xvi) The Purchase Contract Agreement has been duly authorized, executed and delivered by the Company; the Purchase Contract Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions; and the Purchase Contract Agreement conforms in all material respects to the description thereof contained in the Prospectus;

(xvii) The provisions of the Pledge Agreement are effective to create in favor of the Collateral Agent for the benefit of the Company a valid security interest under the Uniform Commercial Code as in effect in the State of New York on the date hereof (the “UCC”) in all “security entitlements” (as defined in Section 8-102(a)(17) of the UCC and the Federal Book-Entry Regulations) now or hereafter carried in to the STACKS, or treasury securities substituted therefor in the case of Stripped Units (as defined in the Purchase Contract Agreement) (the “Pledged Securities Entitlements”); and the provisions of the Pledge Agreement are effective under the UCC and the Federal Book-Entry Regulations to perfect the security interest of the Collateral Agent for the benefit of the Company in the Pledged Security Entitlements;

(xviii) Upon a Termination Event (as defined in the Purchase Contract Agreement), Sections 365(e)(1) of the Federal Bankruptcy Code would not substantively impair, limit or restrict the provisions of the Purchase Contract Agreement or the Pledge Agreement that require (i) termination of the Purchase Contracts and (ii) release of the security interest of the Collateral Agent in and to the Pledged Securities (as defined in the Pledge Agreement) and the transfer of the Pledged Securities to the Purchase Contract Agent (for the benefit of the Holders);

(xix) The issue and sale of the Securities, including the Component Securities, the compliance by any M&I Party with all of the provisions of the Transaction Documents and the consummation of the transactions therein contemplated do not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor does any such action result in any violation of the provisions of the Amended and Restated Articles of Incorporation of the Company or any Significant Subsidiary or the By-Laws, as amended, of the Company or any Significant Subsidiary or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

(xx) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the solicitation of offers to purchase Securities, the issue and sale of the Securities, including the Component Securities, or the consummation by the M&I Parties of the other transactions contemplated by the Transaction Documents, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or the securities laws of any foreign jurisdiction;

(xxi) To the knowledge of such counsel, neither the Company nor any of its subsidiaries is (1) in violation of its Articles of Incorporation or By-laws or (2) in default in the performance or observation of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which default is reasonably expected to have a Material Adverse Effect;

(xxii) The statements set forth in the Prospectus under the captions “Description of Securities” (including the descriptions of the STACKS, Purchase Contracts, Guarantee and Debt Securities therein contained), “Description of M&I Junior Subordinated Debt Securities,” “Description of Common Stock,” “Description of Trust Common Securities” and “Description of Trust Preferred Securities”, insofar as they purport to constitute a summary of the terms of the Securities and Component Securities and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly describe, in all material respects, such provisions;

(xxiii) None of the M&I Parties is an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act;

(xxiv) The documents incorporated by reference in the Registration Statement and the Prospectus (other than the financial statements, schedules, loan performance data, capital ratios and other financial data therein or excluded therefrom, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

(xxv) The Registration Statement and the Prospectus as amended and supplemented and any further amendments and supplements thereto made by the M&I Parties prior to the date of such opinion (other than the financial statements, schedules, loan performance data, capital ratios and other financial data therein or excluded therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder; and they do not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required; and

(xxvi) Based solely on a telephone conversation with a member of the staff of the Commission, the Registration Statement was declared effective under the Act as of June 25, 2004 at 1:00 P.M., Washington, D.C. time, the Prospectus was filed with the Commission pursuant to Rule 424(b) under the Act on July     , 2004 and, to the knowledge of such counsel, (1) no order suspending the effectiveness of the Registration Statement has been issued and (2) no proceeding for that purpose is pending or threatened.

In addition, such opinion shall state that such counsel has participated in conferences with officers and other representatives of the M&I Parties at which the contents of the Registration Statement, the Prospectus and related matters were discussed and, although such counsel need not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as specifically stated in such opinion) and need not make any independent check or verification thereof, on the basis of the foregoing, no facts have come to the attention of such counsel which have led such counsel to believe that (i) the Registration Statement, as of its date of effectiveness or the Time of Delivery, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus, as of its date or the Time of Delivery contained or contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express any opinion as to the financial statements, schedules, loan performance data, pro forma financial information, capital ratios and other financial data included in or excluded from the Registration Statement and Prospectus.

Such counsel may also state in such opinion that (i) whenever such counsel indicates that the opinion is with respect to matters within the “knowledge of” or “known by” such counsel, such knowledge means the representations and warranties of the M&I Parties contained in this Agreement and in the documents delivered by the M&I Parties pursuant to this Agreement, inquiries of an appropriate officer of the M&I Parties whom such counsel has determined is likely to have personal knowledge of the matters covered by the opinion, and the current conscious awareness of facts of the attorneys currently practicing law with such firm who had involvement in the transaction or such other attorneys presently in the firm whom such counsel has determined are likely, in the course of representing the Company, to have knowledge of the matters covered by the opinion, and that (ii) such opinion is limited to the laws of the United States and the State of Wisconsin.

With respect to any opinions above relating to the enforceability of certain agreements and instruments governed by New York law and the opinions set forth in paragraph (xvii), such counsel may state that it has relied upon the opinion of Mayer, Brown, Rowe & Maw LLP as to matters of New York law.

(d) Richards, Layton & Finger, P.A. Delaware Counsel for the M&I Parties shall have furnished you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you that:

(i) The Trust has been duly formed and is validly existing and in good standing under the laws of Delaware;

(ii) The Trust has all necessary trust power and authority to conduct its business as described in the Prospectus;

(iii) The provisions of the Trust Agreement, including the terms of the STACKS, are permitted under the Delaware Business Trust Act;

(iv) The Securities have been duly authorized, executed and delivered by the Trust;

(v) This Agreement has been duly authorized, executed and delivered by the Trust;

(vi) The issuance of the Securities is not subject to preemptive or other similar rights as a matter of the Delaware Statutory Trust Act, the Trust Agreement or the Certificate or Trust of the Trust;

(vii) the Trust Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions;

(viii) The Trust Common Securities have been duly authorized by the Trust and validly issued and delivered to the Company and (subject to the terms of the Trust Agreement) are fully paid undivided beneficial interests in the assets of the Trust;

(ix) The issuance of the Trust Common Securities is not subject to preemptive or other similar rights as a matter of the Delaware Statutory Trust Act, the Trust Agreement or the Certificate or Trust of the Trust ;

(x) the STACKS have been duly authorized by the Trust and, when delivered to and paid for by the Purchasers thereof in accordance with the Trust Agreement and this Agreement, will be validly issued and are (subject to the terms of the Trust Agreement) fully paid and non assessable undivided beneficial interests in the Trust, entitled to the benefits of the Trust Agreement;

(xi) the issuance of the STACKS is not subject to preemptive or other similar rights as a matter the Statutory Trust Act, the Trust Agreement or the Certificate of Trust;

(xii) subject to the terms of the Trust Agreement, holders of STACKS will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit;

(xiii) the Trust Agreement is a valid and binding obligation of each Administrative Trustee, enforceable against such Administrative Trustee in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions;

(xiv) The issue and sale by the Trust of the Trust Common Interests and the STACKS as described in the Prospectus and the performance by the Trust of its obligations under each of the Transaction Documents to which it is a party, will not violate (A) any Delaware statute, rule or regulation applicable to the Trust, or (B) the Trust Agreement or Certificate of Trust of the Trust;

(xv) No consent, approval, authorization, order, registration or qualification of or with any Delaware court or Delaware governmental agency or Delaware body is required solely in connection with (A) the issuance and sale by the Trust of the STACKS and the Trust Common Securities to the Company as described in the Prospectus and (B) the execution, delivery and performance by the Trust of the Transaction Documents to which it is a party.

(e) Mayer, Brown, Rowe & Maw LLP, special tax counsel to the M&I Parties shall have furnished you their written opinion, dated such Time of Delivery in form and substance satisfactory to you that the statements set forth in the Prospectus under the caption “Certain United States Federal Income Tax Consequences” are accurate, complete and fair with respect to the matters set forth therein.

(f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, in the form set forth in Annex I(a) hereto (and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto”);

(g) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the consolidated capital stock, consolidated long-term debt or consolidated shareholders’ equity of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii) is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being issued at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s or any of its subsidiaries’ debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s or any of its subsidiaries’ debt securities;

(i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or Wisconsin authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being issued at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j) The Securities shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange;

(k) The M&I Parties shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(l) At the date of this Agreement, you shall have received an agreement substantially in the form of Exhibit A hereto from the persons identified thereon; and

(m) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the M&I Parties of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in the preamble and Subsection (g) of this Section and as to such other matters as you may reasonably request.

8. (a) The M&I Parties will jointly and severally indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the M&I Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

(b) Each Underwriter will indemnify and hold harmless the M&I Parties against any losses, claims, damages or liabilities to which the M&I Parties may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, It is understood that the indemnifying party shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate law firm (in addition to any local counsel) for all indemnified parties unless (x) the indemnifying party authorized the hiring of additional separate counsel or (y) counsel for the indemnified party advises that due to an actual conflict of interest among the indemnified parties the indemnified parties should be represented by separate counsel, in either of which case the indemnified parties shall be represented by separate counsel and the indemnifying party shall bear the reasonable fees, costs and expenses of each such separate counsel. The indemnifying party shall not be liable for any settlement of any claim or proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment. An indemnifying party shall not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the M&I Parties on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the M&I Parties on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the M&I Parties on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the M&I Parties bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the M&I Parties on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The M&I Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the M&I Parties under this Section 8 shall be in addition to any liability which the M&I Parties may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each M&I Party and to each person, if any, who controls each M&I Party within the meaning of the Act.

9. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein at a Time of Delivery. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-

eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligation of the Underwriters to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. The respective indemnities, agreements, representations, warranties and other statements of the M&I Parties and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or any M&I Party, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

11. If this Agreement shall be terminated pursuant to Section 9 hereof, the M&I Parties shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Securities are not delivered by or on behalf of the M&I Parties as provided herein, the M&I Parties will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the M&I Parties shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004,

Attention: Registration Department; and if to the M&I Parties shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the M&I Parties and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the M&I Parties and each person who controls the M&I Parties or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

17. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the M&I Parties. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the M&I Parties for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,
MARSHALL & ILSLEY CORPORATION
By:	/S/ DONALD H. WILSON
Name:	Donald H. Wilson
Title:	Senior Vice President and Treasurer

M&I CAPITAL TRUST B By: Marshall & Ilsley Corporation, as agent
By:	/S/ DONALD H. WILSON
Name:	Donald H. Wilson
Title:	Senior Vice President and Treasurer

Accepted as of the date hereof:
/S/ GOLDMAN, SACHS & CO.
(Goldman, Sachs & Co.)

J.P. MORGAN SECURITIES INC.
By:	/S/ JEFF ZAJKOWSKI
Name:	Jeff Zajkowski
Title:	Managing Director

SCHEDULE 1

Underwriter	Number of Common SPACES to be Purchased as Firm Securities	Number of Common SPACES to be Purchased as Optional Securities if Maximum Option Exercised
Goldman, Sachs & Co.	5,840,000	560,000
J.P. Morgan Securities Inc.	5,840,000	560,000
Citigroup Global Markets Inc.	1,460,000	140,000
Credit Suisse First Boston LLC	1,460,000	140,000

Total	14,600,000	1,400,000

ANNEX I(a)

FORM OF COMFORT LETTER

ANNEX 1(b)

FORM OF BRING-DOWN COMFORT LETTER

EXHIBIT A

The following form of letter shall be executed and delivered by the following persons:

Directors

Richard A. Abdoo

David L. Andreas

Andrew N. Bauer

Jon F. Chait

Bruce E. Jacobs

Ted D. Kellner

Katharine C. Lyall

John A. Mellowes

Edward L. Meyer, Jr.

Robert J. O’Toole

San W. Orr, Jr.

Peter M. Platten, III

Robert A. Schaefer

John S. Shiely

James A. Urdan

Debra S. Waller

George E. Wardeberg

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Executive Officers

Ryan R. Deneen

Randall J. Erickson

Mark F. Furlong

Mark R. Hogan

Patricia R. Justiliano

Kenneth C. Krei

Dennis J. Kuester

Nancy A. Maas

Frank R. Martire

Thomas J. O’Neill

Paul J. Renard

John L. Roberts

Thomas A. Root

James B. Wigdale

Jeffrey V. Williams

Donald H. Wilson

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Form of Agreement:

Lock-Up Agreement

July 26, 2004

Goldman, Sachs & Co.

J.P. Morgan Securities Inc.

c/o Goldman, Sachs & Co.

85 Broad Street

New York, NY 10004

Re:	Marshall & Ilsley Corporation – Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Marshall & Ilsley Corporation, a Wisconsin corporation (the “Company”), providing for a public offering of the Common SPACES securities of the Company (the “Securities”) pursuant to the Registration Statement on Form S-3 declared effective by the Securities and Exchange Commission (the “SEC”) on June 25, 2004.

In consideration of the agreement by the Underwriters to offer and sell the Securities, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that from the date hereof to and including October 17, 2004, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”).

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

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Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of Goldman, Sachs & Co. on behalf of the Underwriters. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

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